Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 1, 1994 included in Rayonier Inc.'s Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.





                                        /s/ Arthur Andersen & Co.
                                        Arthur Andersen & Co.


     Stamford, Connecticut,
        March 29, 1994